UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 3, 2006

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices) (Zip Code)

208-457-9409

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Michael Crane has resigned as a Director of Lifestream Technologies effective March 3, 2006. Mr. Crane has served on Lifestream’s Board since 1998 and was a member of its audit committee.

Effective March 3, 2006, Matt Colbert, Lifestream’s Vice President of Finance, has been appointed to serve as an interim director on Lifestream’s Board of Directors. Mr. Colbert will serve as a director until the next annual meeting of stockholders, at which time a director will be elected to fill the balance of Mr. Crane’s unexpired term.  Mr. Crane’s seat on the audit committee will not be filled at this time. In his capacity as interim director, Mr. Colbert will receive the same Board compensation as do other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

By:	/s/ Christopher Maus
Christopher Maus Chairman, President and CEO

Date:  March 9, 2006

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